UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

               Date of Report: (Date of Earliest Event Reported):
                                  April 2, 2001

                     CHRISKEN PARTNERS CASH INCOME FUND L.P.
             (Exact name of registrant as specified in its charter)

    Delaware                     0-17602                        36-3521124
(State or other             (Commission File                  (IRS Employer
jurisdiction of                  Number)                   Identification No.)
 incorporation)

       345 North Canal Street,  Chicago, IL              60606
      (Address of principal executive offices)        (Zip Code)

  Registrant's telephone number, including area code: (315) 454-1626

Item 5: Other Events

ChrisKen Partners Cash Income Fund L.P. (the "Partnership") holds as its primary assets a 99.9% interest in the partnerships which own the Springdale Apartments, a 199-unit apartment complex located in Waukesha, Wisconsin ("Springdale Apartments"), and Gold Coast Self-Storage, a self-storage facility located in Chicago, Illinois.

On or about April 2, 2001, the Partnership's Managing General Partner learned that a fire damaged one of the apartment units at Springdale Apartments. In the course of repairing the damage caused by the fire, a structural defect in the construction of the fire-damaged unit was discovered. The Managing General Partner does not know whether the structural defect is unique to the fire-damaged unit or whether similar structural defects exist in other units. The Managing General Partner is currently in the process of determining what testing and remediation, if any, is appropriate. Although the Managing General Partner does not believe that the cost of remediation of the structural defect found in the one apartment unit would be material, if structural defects similar to the defect discovered in the fire-damaged unit exist in other units at Springdale Apartments and if extensive remediation of such defects is necessary, it could have a material adverse impact on the Partnership's financial condition.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          ChrisKen Partners Cash Income Fund L.P.

                          By:  ChrisKen Income Properties, Inc.,
                                Managing General Partner



Date: April 19, 2001      By:  /s/ John F. Kennedy
                               ------------------------------------
                               John F. Kennedy, President